UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

          On November 6, 2008, we and our wholly owned subsidiary, Hecla Merger Company, (“Merger Sub”), closed our previously announced transaction with Independence Lead Mines Company (“ILM”). Under the terms of the Asset Purchase Agreement with ILM dated as of February 12, 2008, as amended on August 12, 2008 (the “Agreement”), Merger Sub acquired substantially all of the assets of ILM in exchange for 6,936,884 shares of our common stock, par value $0.25 per share (the “ILM Acquisition”). The Agreement is incorporated herein by reference hereto from Exhibits 2.1 and 2.2.

Since 1958, we have owned and operated the Lucky Friday unit, a deep underground silver, lead and zinc mine located in the Coeur d’Alene Mining District in northern Idaho. During 1991, we discovered several mineralized structures containing some high-grade silver ores in an area known as the Gold Hunter property, approximately 5,000 feet northwest of the then existing Lucky Friday workings. This discovery led to the development of the Gold Hunter property on the 4900 level. Prior to the ILM Acquisition, we controlled the Gold Hunter property under certain agreements with ILM, that entitled us, as operator, to an 81.48% interest in the net profits from operations from the Gold Hunter property. Prior to the ILM Acquisition, after we had recouped our costs to explore, develop, and operate the property, ILM would have had the right to elect, within two years, to take a participating interest in the property. If ILM did not take a participating interest, it would have been entitled to an 18.52 percent net profits interest.

In March 2002, ILM, notified us of certain alleged defaults by us under a 1968 lease agreement relating to the Gold Hunter area (also known as the DIA properties) of our Lucky Friday unit. ILM alleged that we violated the “prudent operator obligations” implied under the lease by undertaking the development of the Gold Hunter project on the 4900 level, and violated certain other provisions of the lease.

In June 2002, ILM filed a lawsuit in Idaho State District Court seeking termination of the lease and requesting unspecified damages. Trial of the case occurred in late March 2004. In July 2004, the Court issued a decision that found in our favor on all issues and subsequently awarded us approximately $0.1 million in attorneys’ fees and certain costs, which ILM paid. In August 2004, ILM filed its Notice of Appeal with the Idaho Supreme Court. Oral arguments were heard by the Idaho Supreme Court in February 2006. In April 2006, the Idaho Supreme Court ruled in our favor on all of ILM’s claims.

In December 2006, ILM filed a lawsuit in the United States District Court for the District of Idaho seeking monetary damages and injunctive relief. ILM alleged that the April 2006 decision by the Idaho Supreme Court violated their civil rights and their constitutional right to due process, and also alleged that Hecla engaged in mail fraud and securities fraud during the term of the lease. In September 2007, the United States District Court for the District of Idaho granted our motion to dismiss the case in its entirety. In October 2007, ILM filed a Notice of Appeal to the United States Court of Appeals for the Ninth Circuit. In addition, in January 2007, ILM filed an action in Idaho State District Court for Shoshone County seeking rescission of the lease based upon the theory of mutual mistake. In May 2007, the District Court of the First Judicial District of the State of Idaho granted our motion for summary judgment. In July 2007, ILM filed a Notice of Appeal to the Idaho Supreme Court.

As part of the ILM Acquisition, all litigation between us and ILM was dismissed, and we acquired all of ILM’s right, title and interest to the Gold Hunter area/DIA properties and the related agreements between us and ILM.

The Agreement is incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.  Unregistered Sales of Equity Securities.

As previously disclosed on our Current Report on Form 8-K dated October 30, 2008, pursuant to the terms of an Exploration, Development and Mining Operating Agreement, dated February 21, 2008 and amended on October 24, 2008 (the “Joint Venture Agreement”), entered into by our wholly-owned subsidiary, Rio Grande Silver, Inc. with Emerald Mining & Leasing, LLC (“EML”) and Golden 8 Mining, LLC (“G8”), on November 4, 2008 we issued a total of 633,360 unregistered shares of our common stock valued at approximately $2,000,000 to EML and G8 (316,680 shares to each). The shares were not registered under the Securities Act of 1933 in reliance on Section 4(2) of such Act and Regulation D thereunder. The Joint Venture Agreement is incorporated herein by reference hereto from Exhibit 2.3 and Exhibit 2.4.

The Joint Venture Agreement is incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Joint Venture Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Joint Venture Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Joint Venture Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Joint Venture Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01.  Other Events.

On November 6, 2008, we issued a press release announcing the execution of the ILM Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

2.1

Asset Purchase Agreement, dated as of February 12, 2008, by and among Hecla Mining Company, Hecla Merger Company and Independence Lead Mines Company. Filed as Exhibit 2.2 to registrant’s Current Report on Form 8-K filed on February 19, 2008 (File No. 1-8491), and incorporated herein by reference.

2.2

Agreement to Amend the Asset Purchase Agreement by and among Independence Lead Mines Company, Hecla Mining Company and Hecla Merger Company, dated August 12, 2008. Filed as Exhibit 2.1 to registrant’s Current Report on Form 8-K filed on August 13, 2008 (File No. 1-8491), and incorporated herein by reference.

2.3

Exploration, Development and Mining Operating Agreement, dated February 21, 2008, by and among Emerald Mining & Leasing, LLC, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. Filed as Exhibit 2.1 to registrant’s Current Report on Form 8-K filed on February 26, 2008 (File No. 1-8491), and incorporated herein by reference.

2.4

First Amendment to Exploration, Development and Mine Operating Agreement, dated October 24, 2008, by and among Emerald Mining & Leasing, LLC, Emerald Ranch Limited Liability Company, Brian F. Egolf, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. Filed as Exhibit 2.2 to registrant’s Current Report on Form 8-K filed on October 30, 2008 (File No. 1-8491), and incorporated herein by reference.

99.1	Press Release dated November 6, 2008. *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 7, 2008

Hecla Mining Company
By:	/s/ James A. Sabala
James A. Sabala Senior Vice President & Chief Financial Officer